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                                                                    Exhibit 21.1


                           Subsidiaries of the Registrant

1.       First Federal of the South (federally chartered stock savings bank)
2.       Benefit Financial Services, Inc. (employee benefits consulting firm)
3.       Magnolia Title Services, Inc. (title insurance and related services)
4.       The Meta Company (financial planning)